Exhibit 10.6

             MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                 SECURITY AGREEMENT AND FINANCING STATEMENT

                                   FROM

                           MILLER PETROLEUM, INC.
                          a Tennessee corporation

                                   and

                                 MPC, INC.
                          a Tennessee corporation
                  (collectively, "Mortgagor" and "Debtor")

                                   to

                            Tracy Scott Turner
                                ("Trustee")

                            for the Benefit of

                       PROSPECT ENERGY CORPORATION
                          a Maryland corporation
               (collectively "Mortgagee" and "Secured Party")

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 3651 Baker Highway, Huntsville, TN 37756. The mailing address of Mortgagee is 10 East 40th Street, Suite 4400, New York, NY 10016.


ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands and property of Mortgagor which are described in Exhibit A hereto.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

RECORDED DOCUMENT SHOULD BE RETURNED TO:
R. Todd Ransom
Haynes & Boone, L.L.P.
1221 McKinney Street, Suite 2100
Houston, Texas  77010















             MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                 SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (herein called the "Mortgage"), dated effective May 4, 2005, from MILLER PETROLEUM, INC. (the "Borrower"), a Tennessee corporation, and MPC, INC., a Tennessee corporation (together with the Borrower, the "Mortgagor"), each with a mailing address of 3651 Baker Highway, Huntsville, TN 37756, to Tracy Scott Turner, Trustee (herein called "Trustee") whose address is 3838 Oak Lawn Ave, Suite 1775, Dallas, Texas 75219, for the benefit of PROSPECT ENERGY CORPORATION, a Maryland corporation ("Mortgagee"), as administrative agent for the Lenders (herein defined), whose address is 10 East 40th Street, Suite 4400, New York, NY.

                            W I T N E S S E T H:

                                 RECITALS

     A. Borrower, Mortgagee, and Petro Capital III, L.P. (together with Mortgagee, the "Lenders") have executed the Credit Agreement (as hereinafter defined) dated as of even date herewith pursuant to which, upon the terms and conditions stated therein, Lenders have agreed to make loans and to extend credit on behalf of Borrower. All initially capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement.

     B. Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by Mortgagor of this Mortgage, and Mortgagor has agreed to enter into this Mortgage.

     THEREFORE, Mortgagor, for a sufficient consideration received, does hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and WARRANT, TOGETHER WITH POWER OF SALE, unto Trustee and to Trustee's successors in this trust, the following described real and personal property, rights, titles, interests and estates (herein collectively called the "Mortgaged Properties"),

     (a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas and/or the oil, gas and mineral leases (herein sometimes called the "Leases"), operating rights, forced pooling orders and farmout agreements and other contractual or other rights relating to oil, gas and mineral rights, described on Exhibit A which is attached hereto and made a part hereof for all purposes, or which Leases are otherwise mentioned or referred to herein and specifically, but without limitation, Mortgagor's undivided interests in the Leases as specified on Exhibit A attached hereto and made a part hereof;

     (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to in Exhibit A; (iii) all operating agreements, contracts and other agreements described or referred to in this instrument which relate to any of the Leases or interests in the Leases described or referred to herein or in Exhibit A or to the production, sale, purchase, exchange, processing, gathering, compression, treating or transportation of the "Hydrocarbons" (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases even though Mortgagor's interests therein be incorrectly described or a description of a part or all of such Leases or Mortgagor's interests therein be omitted;

     (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (herein collectively called the "Hydrocarbons") in and under and/or which may be produced and saved from or attributable to the Leases, the lands covered thereby and/or Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and/or Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage;

     (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor subject to the limitations set forth in Exhibit A, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon or within the geographical boundaries covered by the Leases, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells, injection wells or other wells including without limitation those described on Exhibit A hereto, buildings, structures, field separators, flow-lines, separators, water treatment equipment or facilities, dehydrators, field separators, compressors, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties, provided that Mortgaged Properties shall not include office buildings, garages, work and storage buildings at the Borrower's principal office location, office equipment and personalty related to the office, storage and garage locations, automotive equipment, mobile drilling units, equipment inventory, tanks and drilling equipment related to Borrower's contract drilling services, and the like;

     (e) The easements, rights-of-way, servitudes, real property, and permits, licenses, orders, certificates, and related instruments (collectively herein referred to as the "Easements") described in Exhibit A attached hereto and made a part hereof or described in any instrument or document described in Exhibit A and any strips and gores within or adjoining any real property included in or covered by the Easements, all rights of ingress and egress to and from such real property, all easements, servitudes, rights-of-way, surface leases, fee tracts and other surface rights affecting said Easements, and all rights appertaining to the use and enjoyment of said Easements, rights, estates, titles, claims, and interests, including, without limitation, lateral support, drainage, mineral, water, oil and gas rights (the Easements and all of the property and other rights, privileges, interests, titles, estates, and claims appurtenant thereto are hereinafter collectively called the "Gathering System Premises");

     (f) All gathering systems and/or pipeline systems, and all materials, equipment, and other property now or hereafter located on the Gathering System Premises or used or held for use, regardless of where the same are located, in connection with, or otherwise related to such gathering systems and/or pipeline systems and all equipment, including, but not limited to, all fittings, furnishings, appliances, apparatus, machinery, gas processing, treatment, storage, transportation, extraction fractionation, exchange and/or manufacturing facilities and units and other units, gas, liquid product and other storage tanks, liquid product truck loading terminals, and other assets now or hereafter located on or in (or, whether or not located thereon or therein, used or held for use in connection with) the Premises or such gathering systems or pipeline systems (that portion of the Mortgaged Property described in this Paragraph (f) is herein collectively called the "Gathering Systems");

     (g) All materials, goods, surface or subsurface machinery, equipment, and other property now or hereafter located on the Gathering System Premises, and all other surface or subsurface machinery and equipment, line pipe and pipe connections, fittings, flanges, welds or interconnects, valves, control equipment, cathodic or electrical protection units, by-passes, regulators, drips, meters and metering stations, compression equipment, pumphouses and pumping stations, treating equipment, dehydration equipment, separation equipment, processing equipment, telephone, telegraph and other communication systems, office equipment and furniture, files and records, computer equipment and software, storage sheds, vehicles, loading docks, loading racks, towers, process tanks, storage tanks and other storage facilities, and shipping facilities, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, motor vehicles, pipes, faucets and other air conditioning, plumbing, and heating fixtures, refrigerators and appurtenances which relate to Mortgagor's use of the Gathering Systems (collectively, the "Gathering System Equipment"), and all building materials and supplies now or hereafter delivered to the Gathering System Premises and intended to be installed thereon; all other personal property of whatever kind and nature at present contained in or hereafter placed on the Gathering System Premises in which Mortgagor has a possessory or title interest; and all renewals or replacements thereof or articles in substitution thereof; and all proceeds and profits thereof, all of which shall be deemed to be a portion of the security for the Indebtedness (as hereafter defined). If the lien of this Mortgage on any fixtures or personal property is subject to a lease agreement, conditional sales agreement or chattel mortgage covering such property, then all the right, title and interest of Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to Mortgagee, together with the benefit of any payments now or hereafter made thereon. Mortgagor also transfers, sets over and assigns to Mortgagee, its successors and assigns, all leases and use agreements covering machinery, Equipment and other personal property of Mortgagor related to the Gathering System Premises or the conduct of its business thereon, under which Mortgagor is the lessee of, or entitled to use, such items;

     (h) All inventory and all materials used or consumed in the processing of inventory, and all products thereof, now or hereafter located in or on, or stored in or on, transported through or otherwise related to the lands covered by the Leases and the Gathering Premises (herein collectively, the "Premises"), including all inventory (as such term is used in the UCC (as herein defined)) and such other property held by Mortgagor for sale or lease (or in the possession of other persons while on lease or consignment) or furnished or to be furnished under any service contract and all raw materials, work in process and materials and supplies used or consumed in Mortgagor's business relating to the Premises, and returned or repossessed goods, together with any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of such goods of Mortgagor related to the Leases and Gathering System, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods that it covers (the Mortgaged Property described in this Paragraph
(h) are hereinafter collectively referred to as the "Inventory"), and all proceeds thereof and all accounts, contract rights and general intangibles under which such proceeds may arise, and together with all liens and security interests securing payment of the proceeds of the Inventory, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdictions in which the Mortgaged Property are located;

     (i) All presently existing and hereafter created Hydrocarbon purchase agreements, Hydrocarbon sales agreements, supply agreements, raw material purchase agreements, product purchase agreements, product sales agreements, processing agreements, exchange agreements, gathering agreements, transportation agreements and other contracts and agreements which cover, affect, or otherwise relate to the transportation and/or processing of Hydrocarbons through or in the Premises or any other part of the Mortgaged Property, and all other contracts and agreements (including, without limitation, equipment leases, maintenance agreements, electrical supply contracts, hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction, and other contracts and agreements) which cover, affect or otherwise relate to the Premises, or any part thereof, together with any and all amendments, modifications, renewals or extensions (now or hereafter existing) to any of the foregoing (the Mortgaged Property described in this Paragraph (i) are herein collectively called the "Contracts");

     (j) All accounts, including but not limited to, (a) all of Mortgagor's rights to receive payment, whether or not earned by Mortgagor's performance and however acquired or evidenced, which arise out of or in connection with
(1) Mortgagor's sale of Hydrocarbons, (2) Mortgagor's sale, assignment, lease, hiring out or allowance of use of, consignment, licensing or other voluntary disposition, whether permanent or temporary, of Inventory or other goods or property related to the Premises and/or the conduct of Mortgagor's business thereon (including, without limitation, all payments received in lieu of payment for Inventory regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof, including, without limitation, "take or pay" or "minimum bill" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or minimum bill or similar obligations or other obligations under a sales contract, and payments received in buyout or other settlement of a contract covered by this Mortgage), (3) rendering of services related to the Gathering Systems and/or Premises and/or the conduct of Mortgagor's business thereon or (4) any loan, advance, purchase of notes or other extension of credit made by Mortgagor; (b) any and all rights and interests Mortgagor may have in connection with any of the transactions described in the preceding clause (a) and relating to the Gathering Systems and/or the Premises, whether now existing or hereafter acquired, (1) to demand and receive payment or other performance from any guarantor, surety, accommodation party or other person indirectly or secondarily obligated to Mortgagor in respect of the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor's business thereon, (2) arising out of the enforcement of any of Mortgagor's rights to payment or performance by means of judicial or administrative proceedings, including, without limitation, any rights to receive payment under or in connection with any settlement of such proceedings, any judgment or any administrative order or decision arising out of actions related to the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor's business thereon, (3) in and to the goods or other property related to the Premises and/or the conduct of Mortgagor's business thereon that is the subject of any such transaction, including, without limitation,
(A) in the case of goods, an unpaid seller's or lessor's rights of rescission, replevin or to stop such goods in transit, and all rights to such goods on return or repossession, and (B) in the case of other property, rights of an unpaid seller, assignor or licensor to rescind or cancel the applicable agreement and demand the return of such property or, if such property is intangible, of any writing or other tangible evidence of its existence and/or disposition, and (4) to proceed against any collateral security related to the Premises provided by any obligor and to realize any proceeds thereof; and (c) all contracts and other agreements and writings, all accounts, chattel paper, documents, general intangibles and instruments, and all other items of property now or hereafter owned by Mortgagor or in which Mortgagor now has or hereafter acquires any rights or interests, whether tangible or intangible and related to the Premises that in any way constitute, embody or evidence any payment rights described in clause(a) of this paragraph or any of Mortgagor's other rights and interests described in clause(b) of this paragraph (the Mortgaged Property described in this Paragraph (j) are hereinafter collectively referred to as the "Accounts Receivable");

     (k) All contracts, agreements, leases, permits, orders, franchises, servitudes, certificates, privileges, rights, technology, licenses and general intangibles (including, without limitation, all trademarks, trade names, and symbols) which are now or hereafter used, or held for use, in connection with or otherwise relate to the Premises, the Gathering Systems, the Gathering System Equipment and/or the other items described in Paragraph (g), the Inventory, the Contracts, and/or the Accounts Receivable (the Premises, the Gathering Systems, the Gathering System Equipment and the other items described in Paragraph (g), the Inventory, the Contracts, and the Accounts Receivable are hereinafter collectively referred to as the "Property") or the conduct of Mortgagor's business on the Leases and/or Gathering System Premises whether now or hereafter created, acquired, or entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, rights, incomes, profits, revenues, royalties, accounts, contract rights and general intangibles under any and all of the foregoing;

     (l) Any and all data, books and records related to the Premises and Mortgagor's operations thereon, including, but not limited to, accounting records, files, computer software, employee records, engineering drawings or plans, surveys, site assessments, environmental reports, customer lists, production records, laboratory and testing records, sales and administrative records, and any other material or information relating to the ownership, maintenance, or operation of the Property (the "Books and Records");

     (m) All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor for the Property or the conduct of Mortgagor's business on the Premises and all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Premises or any part thereof or any interest therein under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Leases and/or Gathering System Premises or any part thereof or interest therein, including any award for change of grade of streets;

     (n) All proceeds of the conversion, voluntary or involuntary, of the Property or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance, subject to the terms and conditions of this Mortgage;

     (o) All options, extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property or any part thereof, hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby (Mortgagor hereby acknowledging and agreeing that immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, the same shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein);

     (p) Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder;

     (q) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, Easements, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or "Permitted Encumbrances" (hereinafter defined) to which any of said Leases, Easements, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, Easements, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, Easements, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, Easements, properties, rights, titles, interests or estates; and

     (r) All accounts, as-extracted collateral, contract rights, equipment, fixtures, inventory, general intangibles and any and all other personal/movable property of any kind or character constituting a part of, relating to or arising out of those portions of the Mortgaged Properties which are described in paragraphs (a) through (q) above and all proceeds and products of all such portions of the Mortgaged Properties.

     TO HAVE AND TO HOLD the Mortgaged Properties unto Trustee, and Trustee's successors and assigns for the benefit of the Lenders, forever, in accordance with the terms and provisions hereof; and Mortgagor hereby covenants that Mortgagor is the lawful owner and holder of the Mortgaged Properties, that Mortgagor has good right to transfer, assign and mortgage the Mortgaged Properties, and that Mortgagor will warrant and forever defend the same against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof.



                              ARTICLE I

                       INDEBTEDNESS SECURED

     1.1 The foregoing conveyance is made in trust to secure and enforce payment and performance of each of the following (herein collectively called the "Indebtedness"):

          (a) Any and all present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with
(i) that certain promissory note executed by Mortgagor, payable to the order of Mortgagee, and being in the principal amount of $3,150,000, with final maturity on or before June 30, 2006, (ii) that certain promissory note executed by Mortgagor, payable to the order of Petro Capital III, L.P., and being in the principal amount of $1,000,000, with final maturity on or before June 30, 2006, and (iii) all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "Notes"); the Notes containing usual provisions for increased interest rates after maturity or default, and acceleration and attorneys' fees in the event of a default under the terms thereof;

          (b) Any and all renewals and extensions, in whole or in part, amendments, modifications (including increases, if any) and rearrangements of the Notes;

          (c) Any and all present or future indebtedness, obligations and liabilities of Mortgagor or any Guarantor incurred under, arising out of or in connection with (i) that certain Credit Agreement dated as of even date herewith, between Mortgagor and Petro Capital III, L.P. and Prospect Energy Corporation (collectively, "Lenders"), and others (the "Credit Agreement") and
(ii) all other documents executed in connection with the Credit Agreement, as the same may be modified, renewed and extended from time to time.

          (d) Any and all present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with
(i) this Mortgage and (ii) that certain Guaranty of even date herewith by MPC, Inc. in favor of Mortgagee.

     1.2 Mortgagor specifically waives presentment, protest, notices of dishonor, intention to accelerate and acceleration.

                              ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1 Mortgagor represents and warrants to, and covenants and agrees with, Trustee, Mortgagee, Holder (said term as used herein being intended to mean Mortgagee or any other holder or holders from time to time of the Indebtedness or any part thereof or any interest therein), and with each of them, so long as the Indebtedness or any part thereof remains unpaid, as follows:

          (a) Mortgagor, or Mortgagor's predecessor or predecessors in title to each of the Mortgaged Properties, have properly and timely performed whatever may be required by the provisions of each of the Leases and Easements (or by any contract, assignment or conveyance under which Mortgagor holds title to any of the Mortgaged Properties) to perpetuate the Leases and to perfect or maintain Mortgagor's title. Mortgagor shall pay and discharge or cause to be paid or discharged all rentals, delay rentals, royalties, production payments, and indebtedness required to be paid by Mortgagor, and perform or cause to be performed, each and every material act, matter, or thing required of Mortgagor by each and all of the Leases, Easements, assignments, deeds, subleases, contracts and agreements in any way relating to the Mortgaged Properties and do all other things necessary to keep unimpaired the rights of Mortgagor thereunder and to prevent the forfeiture thereof or default thereunder.

          (b) Except as disclosed to Mortgagee, Mortgagor has good and defensible title to and is possessed of the Mortgaged Properties, free of any and all adverse claims, rights of others, liens, encumbrances, security interests, contracts, agreements, preferential purchase rights or other restrictions or limitations of any nature or kind except those which are Permitted Encumbrances as defined in Exhibit A. Mortgagor owns an undivided working interest (hereinafter defined) and a net revenue interest (hereinafter defined) in the Leases of not less than those set forth in Exhibit A; no operating agreement, contract or other agreement affecting any part of the Mortgaged Properties to which Mortgagor is a party or to which Mortgagor is bound requires Mortgagor to bear any of the costs relating to the Leases greater than the working interest of Mortgagor in any such portion of the Leases, except in the event that Mortgagor is obligated under an operating agreement to assume a portion of a non-consenting party's share of costs and expenses and, as a result thereof shall own and be entitled to receive an equivalent portion of such non-consenting party's interests in the well and share of Hydrocarbons produced therefrom; all proceeds from the sale of Mortgagor's share of the Hydrocarbons being produced from the Leases are currently being paid in full to Mortgagor by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party; and Mortgagor has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey and grant a security interest in all of the Mortgaged Properties all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or party whomsoever or whatsoever except for waivers, consents or approvals obtained in the ordinary course of business. Mortgagor will at all times protect and defend the title to all of the Mortgaged Properties, paying all expenses incurred or to be incurred in defending the title to the same against all claims or charges other than the Permitted Encumbrances, and will indemnify and hold Trustee, Mortgagee and Holder, and each of them, harmless against any such claim or charge.

          (c) Mortgagor shall promptly notify Mortgagee in the event of institution of any suit for the cancellation of or in any manner materially and adversely affecting any of the Leases or any land covered or purported to be covered thereby or the land or the title of Mortgagor thereto.

          (d) Mortgagor shall not place nor suffer to be placed any lien against, or any security interest in, any of the Mortgaged Properties or encumber or allow to be encumbered any of the Mortgaged Properties, whether for indebtedness owed or asserted to be owed by Mortgagor or by any other party, except for Permitted Encumbrances.

          (e) Mortgagor shall pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Mortgagor or upon the income of Mortgagor or of any of the Mortgaged Properties as well as all claims of any kind (including without limitation claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Mortgaged Properties or Hydrocarbons; provided, however, that Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Mortgagor shall have set up reserves therefor adequate under generally accepted accounting principles.

          (f) Mortgagor shall operate or cause to be operated all Mortgaged Properties in a good and workmanlike manner in accordance with the practice of the industry and in compliance with all applicable laws, rules and regulations, and, in the case of the Leases, in compliance with all applicable proration and conservation laws of the State in which the Leases are situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Leases and the production and sale of Hydrocarbons therefrom; provided, however, Mortgagor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and, pending such contest, may defer compliance therewith, so long as such deferment shall not subject the Mortgaged Properties or any part thereof to foreclosure or loss.

          (g) Mortgagor shall keep and maintain or cause to be kept and maintained the Leases, Gathering System, and all buildings, improvements, equipment and personal property constituting part of the Mortgaged Properties in good and workable condition at all times, ordinary wear and tear excepted, and Mortgagor shall make all repairs, replacements, additions, betterments and improvements to the Mortgaged Properties as would a reasonably prudent operator that are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times. Mortgagor will not (i) commit or suffer any waste of any of the Mortgaged Properties, (ii) commit or suffer any violation of any law, regulation, ordinance or contract affecting any of the Mortgaged Properties, and (iii) except in the ordinary course of business and to the extent consistent with the Credit Agreement (1) commit or suffer any demolition, removal or material alteration of any of the Mortgaged Properties without the prior written consent of Mortgagee, (2) fail to guard every part of the Mortgaged Properties from removal, destruction and damage, or (3) do or suffer to be done any act whereby the value of any part of the Mortgaged Properties may be lessened. Mortgagor, if required to do so by Mortgagee, promptly shall replace any of the Mortgaged Properties that may be removed, lost, destroyed or unsuitable for use to maintain production of Hydrocarbons from the affected Mortgaged Properties.

          (h)  Mortgagor shall maintain insurance on the Mortgaged
Properties and as required by the Credit Agreement. Mortgagor hereby assigns to Trustee all proceeds from such policies as additional security for the Indebtedness.

          (i) Mortgagor shall permit any officer or employee of Mortgagee or any Holder to visit and inspect any of the Mortgaged Properties, examine Mortgagor's books of record and accounts, take copies and, extracts therefrom, at such Mortgagee's or Holder's expense, and discuss the affairs, finances and accounts of Mortgagor, all at such reasonable times and upon reasonable notice and as often as Mortgagee or any Holder may desire.

          (j) Mortgagor shall do and perform every act and discharge all of the obligations provided to be performed and discharged by Mortgagor under the Credit Agreement and under this instrument at the time or times and in the manner specified.

          (k) Consistent with the terms of the Credit Agreement, Mortgagor shall cure promptly any defects in the execution and delivery of this instrument. Mortgagor at Mortgagor's expense will promptly execute and deliver to Mortgagee upon reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and more fully describe the Mortgaged Properties, or to correct any omissions in this instrument, or more fully to state the security obligations set out herein, or to perfect, protect and, or, preserve any lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary or appropriate in connection with any thereof. Mortgagor shall pay for all costs of preparing, recording and releasing any of the above.

          (l) If at any time Mortgagor materially changes the nature or method of operations on the Mortgaged Properties, any well is hereafter drilled and completed on the Mortgaged Properties, acquires any extensions or material new segments to the Gathering System or there occurs any event (whether natural or due to man) that materially affects the amount, cost, rate or lifespan of recovery of Hydrocarbons produced from or attributable to the Mortgaged Properties, upon receiving notice thereof, Mortgagor shall promptly inform Mortgagee of such change in operations, events or change in price.

          (m) Mortgagor has not created or permitted to exist and will not hereafter create or permit to exist any gas imbalance or any take-or-pay or other prepayments with respect to any of the Mortgaged Properties which would require the Mortgagor to deliver Hydrocarbons produced from the Mortgaged Properties at some future time without then or thereafter receiving full payment therefor in excess of such amounts as many be permitted under the Credit Agreement.

          (n) Mortgagor will advise Mortgagee promptly of (i) any lien, privilege, security interest, encumbrance or claim made or asserted against all or any part of the Mortgaged Properties and the amount claimed thereby, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Mortgaged Properties or on the lien and security interest created hereunder, and the amount of the effect on the Mortgaged Properties.

          (o) Mortgagor will promptly notify Mortgagee of any event causing material loss or depreciation in value of the Mortgaged Properties and Mortgagor's estimate of the amount of such loss or depreciation.

          (p) Mortgagor is not a utility and is not otherwise subject to regulation by any public utility commission or any similar federal, state or local agency or governmental body.

          (q) Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

     2.2 Mortgagor may not without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld), enter into any contract agreeing to sell, transfer, assign or otherwise convey (other than Hydrocarbons produced in the ordinary course of Mortgagor's business) all or any part of the Mortgaged Properties, nor may Mortgagor create any lien or encumbrance subordinate to this Mortgage or grant any easement, right of way or any other right whatsoever materially affecting the value of the collateral with respect to the Mortgaged Properties, other than the Permitted Encumbrances (all and any of the above herein collectively called "Transfers"), irrespective of whether any such Transfers are evidenced by written instruments, and irrespective if such a written instrument is filed for record, other than those contemplated in Section 8.02 of the Credit Agreement. In the event Mortgagor fails to comply with the foregoing sentence, Mortgagee may, at its option, declare all or any part of the Indebtedness immediately due and payable, and Mortgagee shall be entitled to exercise any and all remedies provided under this Mortgage. Mortgagee, in the exercise of its sole and absolute discretion and without any duty or obligation to do so, may waive such option to accelerate, if, prior to any Transfers, the proposed transferee has executed a written assumption agreement and/or a written subordination agreement accepted in writing by Mortgagee, containing such terms as Mortgagee, in its sole and absolute discretion may require, including without limitation, an increase in the rate of interest payable on the Indebtedness and, or, a modification of the maturity of the Indebtedness.

     2.3 If Mortgagor fails to perform any act which hereunder it is required to perform or to pay any money which hereunder it is required to pay, Mortgagee, following an occurrence of an Event of Default, may perform or cause to be performed such act or pay such money. Mortgagor will, upon request, promptly reimburse Mortgagee for all amounts expended, advanced or incurred by Mortgagee to satisfy any obligation of Mortgagor under this instrument or to protect the Mortgaged Properties or to enforce the rights of Holder under this instrument, which amounts will include all court costs, attorneys fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Mortgagee in connection with any such matters, together with interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of written demand or request by Mortgagee for the reimbursement of same, at a rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted by applicable usury laws, now or hereafter enacted, which interest rate shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective (herein called the "Maximum Lawful Rate") or (ii) the Default Rate as defined in the Credit Agreement.

     2.4 To the full extent permitted by applicable law, Mortgagor agrees to defend, indemnify and hold harmless Mortgagee, Holder and their respective directors, officers, employees, and attorneys ("Indemnified Parties") from and against any and all loss, cost, expense or liability (including attorneys' fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon, migrating into, from or through or otherwise relating to the Mortgaged Properties (whether or not the release of such materials was caused by Mortgagor, another owner or operator of the Mortgaged Properties, a prior owner or operator or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the Mortgaged Property), which any Indemnified Party may incur due to the making of the loan evidenced by the Notes, the exercise of any of its rights under this Mortgage, or otherwise, INCLUDING ANY LOSS, COST, EXPENSE OR LIABILITY DUE TO ANY INDEMNIFIED PARTIES' NEGLIGENCE, but excluding any loss, cost, expense or liability (i) due to any Indemnified Party's gross negligence or willful misconduct or (ii) following an Event of Default arising from any Indemnified Party's negligent acts resulting from its operation of the Mortgaged Properties prior to foreclosure and transfer of title from Mortgagor to such Indemnified Party. For the purposes of the indemnity contained in this paragraph, hazardous or toxic substances or contaminated material include, but are not limited to, asbestos and those substances within the scope of all federal, state and local environmental laws and ordinances, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendment and Reauthorization Act as same may be amended from time to time. The provisions of this paragraph shall survive, and shall in no manner or to any extent be extinguished, diminished, novated or affected by, any foreclosure of the liens created by this Mortgage or any conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage.

                              ARTICLE III

                          ASSIGNMENT OF RUNS

     3.1 Subject to Section 3.8 herein, for the purpose of additionally securing the payment of the Indebtedness and to facilitate the discharge of any of the Indebtedness and as cumulative of any and all rights and remedies herein provided for, effective as of 7:00 a.m. local time wherein the Leases are located as of the date hereof, Mortgagor hereby exclusively bargains, sells, transfers, assigns, sets over and conveys unto Mortgagee, its interest in the Hydrocarbons, together with its share of the proceeds derived from the sale thereof (such proceeds being hereinafter called "proceeds of runs"). Mortgagor directs and instructs each purchaser of the Hydrocarbons to pay to Mortgagee all of the proceeds of runs until such time as such purchaser has been furnished evidence that all Indebtedness has been paid and that the lien evidenced hereby has been released. Mortgagor authorizes Mortgagee to receive and collect all sums of money derived from the proceeds of runs, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to Mortgagee.

     3.2 Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Mortgagee or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment of Mortgagor's proceeds of runs to Mortgagee following an Event of Default as defined in the Credit Agreement.

     3.3 Mortgagee may, in its sole discretion, elect to return any part of said funds to Mortgagor or to deposit the same to Mortgagor's account without applying it to the Indebtedness. Upon Default, the monthly proceeds of Mortgagor's runs actually received by Mortgagee may be held by Mortgagee and applied first to the payment of all accrued interest on the Notes and any other of the Indebtedness and then to the payment of installments of principal of the Notes in the stated order of maturity and then to any other of the Indebtedness owing by Mortgagor to Mortgagee in such manner as Mortgagee may elect, with the balance, if any, to be returned to Mortgagor.

     3.4 The receipt by Mortgagee of any monies for the account of Mortgagor, including but not limited to money received as proceeds of runs, shall not in any manner change or alter in any respect the obligations of Mortgagor upon the Indebtedness, and nothing herein contained shall be construed as limiting Mortgagee to the collection of any of the Indebtedness out of the proceeds of runs. The Indebtedness shall continue as the absolute and unconditional obligation of Mortgagor to pay, as provided in the instruments evidencing the Indebtedness, the amounts therein specified at their respective maturity dates, whether by acceleration or otherwise.

     3.5 Mortgagee is hereby absolved from all liability, including liability for Mortgagee's negligence, for failure to enforce collection of the proceeds of runs and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for funds actually received, provided however that Mortgagee shall not be absolved from liability resulting from the gross negligence or willful misconduct of the Mortgagee. Mortgagor agrees to indemnify and hold Mortgagee or any Holder harmless against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees by reason of the assertion that Mortgagee or any Holder has received, either before or after the payment in full of the Indebtedness, funds from the sale of Hydrocarbons claimed by third persons, except for third parties who have valid claims. Mortgagee or any Holder shall have the right to defend against any such claims or actions, employing attorneys of its own selection. If not furnished with indemnity satisfactory to Mortgagee, Mortgagee shall have the right to compromise and adjust any such claims, actions and judgments, and, in addition to the rights to be indemnified as herein provided, all amounts paid by Mortgagee or any Holder in compromise, satisfaction or discharge of any such claim, action or judgment and all court costs, attorneys' fees and other expenses of every character incurred by Mortgagee or any Holder shall be a demand obligation owing by Mortgagor, shall be secured by the lien and security interest evidenced by this instrument and shall bear interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of written demand or request by Mortgagee for the reimbursement of same, at a rate of interest equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Default Rate. Any provision to the contrary herein contained notwithstanding, the rate of interest contracted for, charged or received by Mortgagee hereunder shall never exceed the Maximum Lawful Rate.

     3.6 Each of the provisions of this Article III shall be deemed a covenant running with the land and shall be binding upon Mortgagor, its successors and assigns, and inure to the benefit of Mortgagee, its successors and assigns.

     3.7 The foregoing assignment shall not cause Mortgagee to be: (a) a Mortgagee in possession; (b) responsible or liable for the control, care, management, operation or repair of the Mortgaged Properties or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Mortgaged Properties by Mortgagor under any of the Leases or by any other party; for any dangerous or defective condition of the Mortgaged Properties; or for any negligence in the management, upkeep, repair or control of the Mortgaged Properties resulting in loss or injury or death to any person; or (d) responsible for or impose upon Mortgagee any duty to produce Hydrocarbons, rents, profits, runs, or proceeds of runs. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (b) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of the Mortgagor arising under the Leases. The exclusions from liability contained herein are intended to apply to liability for Mortgagee's negligence except for gross negligence or willful misconduct.

     3.8 Notwithstanding the foregoing, Mortgagee hereby grants to Mortgagor a license to receive and collect the revenues and proceeds attributable to such production, provided, however, that, upon the occurrence of a Default, Mortgagee, acting in its sole discretion, shall have the right to terminate Mortgagor's license to collect such revenues and proceeds by sending to the purchasers of such production the letters in lieu of transfer orders executed by Mortgagor contemporaneously herewith.





                              ARTICLE IV

                              DEFEASANCE

     4.1 If all Indebtedness be paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this instrument are kept and performed, then and in that case only, this document shall have no force and effect, this conveyance shall become null and void, the Mortgaged Properties hereby conveyed shall become wholly clear of the liens, conveyances, assignments and security interests evidenced hereby, and all such liens, conveyances, assignments and security interests shall be released in due form at Mortgagor's cost. Trustee and Mortgagee shall, within thirty (30) days after receiving, by certified or registered mail, a request in writing for the discharge or release of this Mortgage, execute, acknowledge and deliver a certificate of discharge and/or release if there has been full performance of this Mortgage. An executed and acknowledged certificate of discharge or release shall operate as a reassignment of all future interests in the Hydrocarbons and all proceeds of runs.

                              ARTICLE V

                    REMEDIES IN EVENT OF DEFAULT

     5.1 The terms "Default" and "Event of Default" as used in this instrument shall each mean the occurrence of an Event of Default under the Credit Agreement.

     5.2 Upon the occurrence and during the continuance of any Event of Default, Mortgagee or any Holder may, at its option, without notice to Mortgagor, declare the principal of and interest accrued on the Notes to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are all hereby waived.

     5.3 Upon the occurrence and during the continuance of any Event of Default and in every such case Mortgagee and/or Trustee may:

          (a) Proceed to protect and enforce its rights by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein, in the Notes or in the Credit Agreement, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedies.

          (b) Pursuant to the power of sale hereby granted, cause the Mortgaged Properties to be sold by power of sale to satisfy the Indebtedness. Trustee shall give such notice as the law then requires as a condition precedent to foreclosure by power of sale. When the minimum period of time required by law after such notice has elapsed, Trustee or at Mortgagee's discretion, any other person qualified by law, without notice to or demand upon Mortgagor except as required by law, shall sell the Mortgaged Properties at the time and place of sale affixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Trustee in its sole discretion may determine, at public auction to the highest bidder for cash, and lawful money of the United States, payable at time of sale. Neither Mortgagor nor any other person or entity other than Trustee shall have the right to direct the order in which the Mortgaged Properties are sold, except as required by law. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone the sale of all or any portion of the Mortgaged Properties by inserting a notice of such postponement in the newspaper in which the original advertisement was published and continuing such publication until the time to which the sale shall be postponed. A sale of less than the whole of the Mortgaged Properties or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Proceeds from the sale of the Mortgaged Properties shall be applied according to applicable law.

          (c) Cause the Mortgaged Properties to be sold by trustee's sale to satisfy the Indebtedness. Trustee shall give such notice as the law then requires as a condition precedent to foreclosure by trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Mortgagor except as required by law, shall sell the Mortgaged Properties at the time and place of sale affixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Trustee in its sole discretion may determine, at public auction to the highest bidder for cash, and lawful money of the United States, payable at time of sale. Neither Mortgagor nor any other person or entity other than Trustee shall have the right to direct the order in which the Mortgaged Properties are sold, except as required by law. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone the sale of all or any portion of the Mortgaged Properties by inserting a notice of such postponement in the newspaper in which the original advertisement was published and continuing such publication until the time to which the sale shall be postponed. A sale of less than the whole of the Mortgaged Properties or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Proceeds from the sale of the Mortgaged Properties shall be applied according to applicable law.

          (d) To the extent permitted by law, resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Indebtedness all in such order and manner as Trustee and Mortgagee or either of them determine in their sole discretion and to the extend provided by law.

          (e) In any action to foreclose, appoint a receiver of the rents, issues and profits of the Mortgaged Properties as a matter of right and without notice, with power to collect the rents, issues and the value of the Mortgaged Properties or the solvency of any person or persons liable for the payment of the Indebtedness involved in the action. Mortgagor, for itself and any subsequent owner or owners, hereby waives any and all defenses to the application for a receiver as above provided, and hereby specifically consents to such appointment without notice; but nothing herein contained is to be construed to deprive Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver of the rents and profits is made an express condition upon which the loan evidenced by the Notes is made.

     5.4 In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Mortgaged Properties which consists of a right in action or which is property that can be severed from the Mortgaged Properties (including, without limitation, any improvements forming a part thereof) without causing damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Mortgaged Properties. Any sale of Collateral (as hereinafter defined) hereunder shall be conducted in any manner permitted by the Uniform Commercial Code.

     5.5 Mortgagor agrees to surrender possession of the Mortgaged Properties to the purchaser at foreclosure sale immediately following said sale, in the event such possession has not previously been delivered by Mortgagor.

     5.6 The recitals in any deed, assignment or other conveyance given by Mortgagee, Trustee or public officer of a default, publication of notice of sale, demand that a sale should be made, postponement of sale, terms of sale, sale, name of purchaser, payment of purchase money and any other facts affecting the regularity or validity of the sale shall be prima facie evidence of the truthfulness thereof absent manifest error, and such deed, assignment or other conveyance shall be conclusive against all persons as to all matters or facts therein recited.

     5.7 In addition to all other remedies granted Mortgagee herein, after the occurrence and during the continuance of an Event of Default, Mortgagor, upon demand by Mortgagee, shall permit such third parties as Mortgagee may designate to inspect the Mortgaged Properties and Mortgagor's operations thereon.

     5.8 All remedies herein expressly provided for are cumulative of any and all other remedies now existing at law or in equity, and Mortgagee shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and foreclosure of the liens evidenced hereby. The resort to any remedy provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy.

     5.9 To the extent permitted by law, Mortgagee or any Holder shall have the right to become the purchaser or purchasers at any sale held by Mortgagee, Trustee or any public officer. Such Holder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor the pro rata part of the Indebtedness owing to such Holder, accounting to the holder or holders of any portion of the Indebtedness not bidding or not bidding successfully at such sale or sales in cash for the portion of such bid or bids apportionable to such non bidding holder or holders.

     5.10 Mortgagee or any Holder may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to such Holder in its sole and uncontrolled discretion. Any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

     5.11 To the full extent Mortgagor may lawfully do so, Mortgagor agrees that it will not, at any time, insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay of execution, extension or redemption, and Mortgagor, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, extension, stay of execution and notice of election to mature, accelerate or declare due the whole of the Indebtedness.

                              ARTICLE VI

             APPOINTMENT OF SUBSTITUTE OR SUCCESSOR TRUSTEE

     6.1 Mortgagee may at any time, by an instrument in writing, appoint a successor to Trustee, which instrument shall contain the name of Mortgagor, of Trustee and of Mortgagee, the places of recordation of this instrument in the real property records of any county where it has been recorded, the name and address of the new Trustee, and the date and circumstances of his succession, and confirm that he is currently lawfully serving in that capacity. Such instrument when executed, acknowledged and recorded shall be conclusive proof of the proper substitution of such successor Trustee. Such successor Trustee, without conveyance from the predecessor Trustee, shall succeed to all of the rights, titles, estates, powers and duties of the predecessor Trustee. In like manner successive successor Trustees may be appointed in place of any prior Trustee or successor.

     6.2 Trustee may rely upon communication in writing from Mortgagee as to whether an Event of Default has occurred or is continuing. The Trustee shall suffer no liability for any act done, omitted or to be done in reliance upon any such notice or the lack thereof. The Trustee may continue to regard Mortgagee or any successor Lender under the Credit Agreement as being the holder of the Indebtedness for all purposes until actual receipt by it in writing of notice of an appointment of a successor Lender from the transferor.

                              ARTICLE VII

                          SECURITY AGREEMENT

     7.1 To further secure the Indebtedness, Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor's rights, titles and interests in and to the Mortgaged Properties insofar as such Mortgaged Properties consist of the goods, equipment, accounts, contract rights, general intangibles, inventory, hydrocarbons, goods that are or are to become fixtures, as-extracted collateral and any and all other personal property of any kind or character defined in and subject to the provisions of the Texas Uniform Commercial Code, including the proceeds and products from any and all of such personal property (all of the foregoing being in this Article VII collectively called the "Collateral") provided that Collateral shall not include office buildings, garages, work and storage buildings at the Borrower's principal office location, office equipment and personalty related to the office, storage and garage locations, automotive equipment, mobile drilling units, equipment inventory, tanks and drilling equipment related to Borrower's contract drilling services, and the like. Upon the occurrence of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Texas Uniform Commercial Code with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or the Trustee or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Trustee or Mortgagee under any other provision of this instrument or under any other instrument executed in connection with or as security for the Notes or any of the Indebtedness. Mortgagor, as Debtor (and in this Article VII and otherwise herein called "Debtor") covenants and agrees with Mortgagee, as Secured Party (and in this
Article VII and otherwise herein called "Secured Party") that:

          (a) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor's address set out herein at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

          (b) Following the occurrence and during the continuance of an Event of Default, Secured Party is expressly granted the right at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the indebtedness or to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

          (c) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall, in the absence of manifest error, be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

          (d) All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorneys' fees, legal expenses and costs, shall be added to the Indebtedness and the Debtor shall be liable therefor.

          (e) Should Secured Party elect to exercise its rights under the Texas Uniform Commercial Code as to part of the Collateral, this election shall not preclude Secured Party or the Trustee from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

          (f) Any copy of this instrument may also serve as a financing statement under the Texas Uniform Commercial Code between the Debtor, whose present address is Mortgagor's address listed on the first page of this Mortgage, and Secured Party, whose present address is Mortgagee's address listed on the first page of this Mortgage. Debtor is a Tennessee corporation whose organizational identification number is set forth on the signature page hereof.

          (g) So long as any amount remains unpaid on any of the Indebtedness, Debtor will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder and financing statements pertaining to Permitted Encumbrances, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

          (h) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements, or amendment to existing financing statements, covering the Collateral, and Debtor will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is reasonably deemed by Secured Party to be necessary or desirable.

          (i) The office where Debtor keeps Debtor's accounting records concerning the Collateral covered by this Security Agreement is Mortgagor's chief executive office and is listed on the first page of this Mortgage.

     7.2 Portions of the Collateral consist of (a) oil, gas and other minerals (as-extracted collateral) produced or to be produced from the lands described in the Leases and to the accounts resulting from the sale thereof at the wellhead, or (b) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and Debtor hereby agrees that this instrument shall be filed for record in the real property records and the Uniform Commercial Code records of the counties in which the Mortgaged Properties are located as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral.
The said oil, gas and other minerals and accounts will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases. The name of the record owner of the Mortgaged Properties is the party named herein as Mortgagor and Debtor. If allowed by applicable law, this Mortgage when filed for record in the real estate records in the county shall constitute a financing statement for Fixtures and As-Extracted Collateral, as those terms are defined in the Uniform Commercial Code. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

     7.3  Debtor warrants and represents to Secured Party that, except for
(a) the security interest in the Collateral granted hereby, and (b) the Permitted Encumbrances, Debtor is the owner and holder of the Collateral free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all other claims and demands against the same or any interest therein. Debtor further warrants and represents that there are no financing statements signed by Debtor now on file in any public office which have not been terminated or assigned to Mortgagee, except those statements true and correct copies of which have been delivered to Secured Party and financing statements pertaining to Permitted Encumbrances.

     7.4 Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Mortgagee may, without the obligation to do so, in Mortgagee's name or in the name of Mortgagee, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to any of the Mortgaged Properties, and upon a default hereunder, take any other action required of Mortgagor.

                              ARTICLE VIII

                        MISCELLANEOUS PROVISIONS

     8.1 All options and rights of election herein provided for the benefit of Mortgagee are continuing, and the failure to exercise any such option or right of election upon a particular Default or breach or upon any subsequent Default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Mortgagee shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

     8.2 If two (2) or more parties shall at any time be Holders of the Indebtedness, pursuant to the terms of the Credit Agreement all of them may jointly exercise any right, option, election or other power, authority or benefit granted herein to Mortgagee, or any of them may do so with the express consent of the other or others of them.

     8.3 All Indebtedness shall be payable at the office of Mortgagee listed on the first page of this Mortgage or at such place in the United States as Mortgagee may from time to time designate in writing.

     8.4 The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor and Mortgagor's successors, legal representatives, and assigns, and shall inure to the benefit of Trustee and Trustee's substitutes or successors and assigns, and of Mortgagee and its successors and assigns, and all other Holders of the Indebtedness, or any part thereof, and their respective successors and assigns, subject to the restrictions on assignment set forth in the Credit Agreement.

     8.5 If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

     8.6 It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in the Credit Agreement, the Notes, any instrument evidencing the Indebtedness, this instrument or in any of the documents or instruments securing payment of the Indebtedness or otherwise relating thereto, in no event shall the Notes or such documents require or allow the payment, taking, receiving or charging or permit the collection of interest in excess of the maximum amount permitted by such laws, and all such documents shall be subject to interest reduction to the amount allowed under the usury laws. If any such excess of interest is contracted for, taken, charged or received, under the Credit Agreement, the Notes, any instrument evidencing the Indebtedness, this instrument or under the terms of any of the other documents securing payment of the Indebtedness or otherwise relating thereto, or in the event the maturity of any of the Indebtedness is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Indebtedness shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, taken, charged or received, under the Notes or any instruments evidencing the Indebtedness, under the Credit Agreement, this instrument or under any of the other instruments securing payment of the Indebtedness or otherwise relating thereto, and the amount of principal actually outstanding from time to time under the Notes and other instruments evidencing the Indebtedness, shall exceed the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Mortgagor nor any other person or entity now or hereafter liable for the payment of the Notes or any instrument evidencing the Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, (c) any such excess shall be cancelled automatically, (d) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Mortgagor, at Mortgagee's option, and (e) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws, now or hereafter enacted. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, taken, charged or received under the Notes, or any other instrument evidencing the Indebtedness, under this instrument or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the applicable usury laws, now or hereafter enacted, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Notes or the instruments evidencing the Indebtedness, all interest at any time contracted for, taken, charged or received from Mortgagor or otherwise by Mortgagee in connection with such loans.

     8.7 This instrument may, as Mortgagee elects, be enforced from time to time as a mortgage, deed of trust, mortgage-collateral real estate mortgage, conveyance, assignment, security agreement, financing statement, contract or any one or more of these as may be appropriate under applicable law, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth. With respect to any state, the laws of which do not provide for the use or enforcement of a deed of trust or the office, rights and authority of the trustee as herein provided, or in the event Mortgagee elects to treat this instrument as a mortgage, the general language of conveyance hereof to the Trustee is intended and the same shall be construed as words of mortgage unto and in favor of Mortgagee and the rights and authority granted to the Trustee herein may be enforced, exercised and asserted by Mortgagee and the Mortgaged Properties may be foreclosed in any manner permitted by applicable law.

     8.8 This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted. A complete counterpart of this Mortgage may be obtained from Mortgagee.

     8.9 If any legal action, suit or proceeding is commenced between Mortgagee and Mortgagor regarding their respective rights and obligations under this Mortgage or any of the other documents described herein, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorney fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement, judgment, or foreclosure. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

     8.10 This instrument shall be governed by, and construed in accordance with the laws of the United States and State of Texas, except and only to the extent that the laws of the states in which Mortgaged Properties are located must be applied by law or to effectuate this Mortgage. However, in the event that the enforceability or validity of any provision of this Mortgage is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision. This Mortgage has been delivered to and accepted by Mortgagee in the state of Texas, the loan transaction which is evidenced by the Mortgage, the Notes and the Credit Agreement has been applied for, considered, approved and made in the state of Texas, and the proceeds were distributed in the state of Texas, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Except as provided above, Mortgagor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than Texas governs this Mortgage and the Indebtedness.

     8.11 The terms of the Credit Agreement shall govern in the event there is a conflict between the terms of this Mortgage and the terms of the Credit Agreement.

NOTICE: THIS DOCUMENT AND ALL OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                        [Signature Pages Follow]






     IN WITNESS WHEREOF, this instrument is executed in multiple counterparts, each of which shall be deemed an original for all purposes, by Mortgagor and Mortgagee as the date of the respective acknowledgements below.

                              MORTGAGOR:

                                MILLER PETROLEUM, INC.,
                              a Tennessee corporation


                              By:________________________
                                  Deloy Miller
                                  Chief Executive Officer



                              MPC, INC.,
                              a Tennessee corporation


                              By:_________________________
                                  Deloy Miller
                                  Chief Executive Officer




The name and address of the Mortgagor/Debtor is:

MILLER PETROLEUM, INC.
3651 Baker Highway
Huntsville, TN 37756
Organizational I.D. No. 0047469

MPC, INC.
3651 Baker Highway
Huntsville, TN 37756
Organizational I.D. No. 0337677


The name and address of the Mortgagee/Secured Party is:

PROSPECT ENERGY CORPORATION
10 East 40th Street, Suite 4400
New York, NY
















STATE OF TENNESSEE

COUNTY OF_________

     This instrument was acknowledged before me on this __ day of May, 2005 by Deloy Miller, Chief Executive Officer of Miller Petroleum, Inc., a Tennessee corporation, on behalf of such corporation.



                        ______________________________________________________
                         Notary Public in and for the State of Texas

My Commission Expires:

___________________

(SEAL)







STATE OF TENNESSEE

COUNTY OF

     This instrument was acknowledged before me on this __ day of May, 2005 by Deloy Miller, Chief Executive Officer of MPC, Inc., a Tennessee corporation, on behalf of such corporation.



                        ______________________________________________________
                      Notary Public in and for the State of Texas

My Commission Expires:

___________________

(SEAL)


















                                 EXHIBIT A



(Attached to and made a part of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement ("Mortgage") executed by Miller Petroleum, Inc., a Tennessee corporation, and MPC, Inc., a Tennessee corporation, collectively as Mortgagor, to Tracy Scott Turner, Trustee, for the benefit of Prospect Energy Corporation, as Mortgagee.)

DEFINITIONS:

     1. The terms used in Exhibit A have the same meaning as defined in the Mortgage.

     2. The term "working interest" as used herein means (a) when applied to individual leases, the undivided interest owned by Mortgagor in the leasehold estate, out of which are paid Mortgagor's share of (i) all costs of drilling, completing, equipping and operating a well or wells, and (ii) all royalties, overriding royalties, production payments and other interests in or measured by production, and (b) when applied to leases described as unitized or pooled, the undivided interest owned by Mortgagor and out of which is paid all costs of drilling, completing, equipping and operating a well or wells producing oil and gas, or either of them, from the portions of the leases so unitized or pooled. The term "net revenue interest" as used herein means that portion of oil and gas (or oil only, or gas only, where so limited herein) produced from the respective properties herein described to which Mortgagor is entitled after deduction of all royalties, overriding royalties, production payments and other interests in or measured by production which are borne by Mortgagor.

     3. The term "Permitted Encumbrances" shall mean (i) Permitted Liens under the Credit Agreement; and (ii) the specific exceptions and encumbrances affecting each of the Mortgaged Properties as described in Exhibit A INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease or Easement which is made subject to said exceptions and encumbrances.

     4. With respect to the descriptions of each of the Mortgaged Properties, if the description requires, such description may continue on several successive pages of each Part of Exhibit A. Certain property descriptions are in abbreviated form as to Sections, Townships and Ranges. In such descriptions the following terms may be abbreviated as follows:

          Northwest Quarter NW, NW/4 or NW1/4;
          Southwest Quarter SW, SW/4 or SW1/4;
          Southeast Quarter SE, SE/4 or SE1/4;
          Northeast Quarter NE, NE/4 or NE1/4;
          North Half N/2 or N1/2;
          South Half S/2 or S1/2;
          East Half E/2 or E1/2; and
          West Half W/2 or W1/2.

The applicable Section, Township and Range may be identified by a series of three numbers, each separated by a dash, with the first number being the Section number, the second number being the Township number and the third number being the Range number. The Township and Range numbers are followed by an N, S, E or W to indicate whether the Township or Range is North, South, East or West, respectively. In some instances, the Section number may be stated by itself and not in conjunction with a series of dashed numbers representing the appropriate Township and Range, e.g., the description "N/2

                                 EXHIBIT A




14, SESW 21 29N 8W" means "North one half of Section 14 and Southeast quarter of Southwest quarter of Section 21, all in Township 29 North, Range 8 West." Certain descriptions merely refer to the subdivision or survey in which the property is located in whole or in part. In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Mortgagor's title more particularly describe the land within such subdivision or survey in which Mortgagor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference.

SYMBOLS AND ABBREVIATIONS:

     1. The abbreviation "BPO" or the term "before payout" as used herein means that the figure next to which this abbreviation appears represents Mortgagor's net income interest until such time as the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

     2. The abbreviation "APO" or the term "after payout" as used herein means that the figure next to which this abbreviation appears represents Mortgagor's net income interest after the point in time when the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.


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Exhibit A to Mortgage, Deed of Trust,
Assignment of Production, Security Agreement and Financing Statement